                                                                    Exhibit 4.9

                      AMENDMENT NO. 1 TO THE FIRST AMENDED
                      AND RESTATED STOCKHOLDERS' AGREEMENT

      AMENDMENT NO. 1 TO THE FIRST AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT ("Amendment No. 1") dated as of April 4, 2002, by and among AT&T WIRELESS PCS LLC, a Delaware limited liability company (together with its Affiliated Successors (as hereinafter defined), "AT&T PCS"), the investors listed under the heading "Cash Equity Investors" on the signature pages hereto (individually, each a "Cash Equity Investor" and, collectively, with any of their respective Affiliated Successors, the "Cash Equity Investors"), the individuals listed under the heading "Management Stockholders" on the signature pages hereto (individually, each a "Management Stockholder" and, collectively, the "Management Stockholders"), the individuals listed under the heading "Independent Directors" on the signature pages hereto (individually, each an "Independent Director" and, collectively, the "Independent Directors") and TRITON PCS HOLDINGS, INC., a Delaware corporation (the "Company"). Certain capitalized terms used herein and not otherwise defined have the meaning assigned to such term in the Stockholders' Agreement referred to below.

      WHEREAS, each of the parties hereto (other than the Company) are Stockholders of the Company;

      WHEREAS, the parties hereto are parties to that certain First Amended and Restated Stockholders' Agreement, dated as of October 27, 1999 (the "Stockholders' Agreement"), pursuant to which, among things, the parties hereto entered into certain agreements regarding the operation of the Company's business;

      WHEREAS, AT&T PCS, the Company and Triton PCS License Company L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company ("Triton License Company" and, collectively with the Company, "Triton"), are parties to that certain Exchange and Acquisition Agreement, dated as of November 15, 2001 (the "Exchange and Acquisition Agreement"), pursuant to which, among other things, effective upon the closing of the transactions contemplated by the Exchange and Acquisition Agreement (the "Exchange and Acquisition Closing"), Triton License Company will acquire from AT&T PCS a 20 MHz A Block PCS license covering the entirety of Bulloch and Screven Counties, Georgia within the Atlanta, Georgia MTA (the "Assigned Atlanta License"), as more fully described, and upon the terms set forth, therein; and

      WHEREAS, pursuant to the Exchange and Acquisition Agreement it was agreed, and the Company and AT&T PCS desire, that, effective upon the Exchange and Acquisition Closing (which is occurring as of the date hereof), (A) the Stockholders' Agreement be amended to provide that the terms "Business" and "PCS Territory", each as used in the Stockholders' Agreement, be amended to include Bulloch and Screven Counties, Georgia (the "Assigned Markets") and (B) Schedule V to the Stockholders' Agreement be amended to include the build-out plan for the Assigned Markets.

      NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Exchange and Acquisition Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1. Amendments. From and after the later to occur of (x) the Amendment Effectiveness Date (as defined herein), and (y) the Exchange and Acquisition Closing, without any further action on the part of the parties hereto, the following amendments to the Stockholders' Agreement shall be effective and in full force and effect;

            (i) Schedule VI to the Stockholders' Agreement (PCS Territory), shall be amended to include Bulloch and Screven Counties in the portion of the PCS Territory within Savannah, GA set forth in Item IV therein;

            (ii) Schedule XII to the Stockholders' Agreement shall be amended to include "the 20 MHz PCS License for Bulloch County, GA and Screven County, GA within the Atlanta MTA acquired by the Company pursuant to the Exchange and Acquisition Agreement dated as of November 15, 2001"; and

            (iii) Schedule V to the Stockholders' Agreement shall be amended to include the build-out plan, set forth in Exhibit A hereto, for the Assigned Markets.

      2. Amendment Effectiveness Date. This Amendment No. 1 shall be effective on the date that a counterpart hereof shall have been executed by each of the Company, AT&T PCS, holders of 66 2/3% of the Common Stock Beneficially Owned by the Cash Equity Investors and holders of 60.1% of the Common Stock Beneficially Owned by the Management Stockholders (the "Amendment Effectiveness Date").

      3.    Representation and Warranties.

      (a) Each of the Company, as to itself, each Cash Equity Investor, as to itself, and AT&T PCS, as to itself, represents and warrants, as applicable, to each of the other parties as follows:

            (i) It is a corporation, limited liability company, general partnership or limited partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (ii) It has the requisite power, authority and capacity to execute, deliver and perform this Amendment No. 1.

            (iii) The execution and delivery of this Amendment No. 1 by it have been duly and validly authorized by its Board of Directors (or equivalent body), if required, and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders, partners or members, as applicable) are necessary to authorize this Amendment No. 1.

            (iv) This Amendment No. 1 has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

            (v) The execution, delivery and performance by it of this Amendment No. 1 will not (A) conflict with, or result in a breach or violation of, any provision of its organizational documents; (B) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (x) any Law or License, or (y) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, or the approval of its board of directors, general partner, stockholders or similar constituent bodies, as the case may be (which approvals have been obtained), except in each case, where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a material adverse effect on it or its ability to perform its obligations hereunder.

            (vi) There is no action, proceeding or investigation pending or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have a material adverse effect on its ability to enter into this Amendment No. 1 or to fulfill its obligations hereunder.

      (b) Each Management Stockholder that has executed this Amendment No. 1 represents and warrants, as to himself or herself, to each of the other parties as follows:

            (i) He or she has the requisite capacity to execute, deliver and perform this Amendment No. 1.

            (ii) This Amendment No. 1 has been duly executed and delivered by him or her and constitutes his or her valid and binding obligation, enforceable against him or her in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

            (iii) The execution, delivery and performance by him or her of this Amendment No. 1 will not require any Consent, except in each case, where the failure to obtain or give such Consent would not have a material adverse effect on his or her ability to perform his or her obligations hereunder.

            (iv) There is no action, proceeding or investigation pending or, to the knowledge of him or her, threatened against him or her or any of his or her properties or assets that would be reasonably expected to have a material adverse effect on his or her ability to enter into this Amendment No. 1 or to fulfill his or her respective obligations hereunder.

      4. Severability of Provisions. Any provision of this Amendment No. 1 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      5. Agreements to Remain in Full Force and Effect. This Amendment No. 1 shall be deemed to be an amendment to the Stockholders' Agreement. All references to the Stockholders' Agreement in any other agreements or documents shall on and after the date hereof be deemed to refer to the Stockholders' Agreement as amended hereby. Except as amended hereby, the Stockholders' Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

      6. Heading. The headings in this Amendment No. 1 are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amendment No. 1 or any provision thereof.

      7. Counterparts. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

      8. Governing Law. This Amendment No. 1 shall be governed and construed in accordance with the laws of the State of Delaware.

                            [Signature Pages Follow]

 [Signature Pages to Amendment No. 1 to First Amended and Restated Stockholders'
                                   Agreement]



      IN WITNESS WHEREOF, each of the parties has executed or consent that this Agreement be executed by its duly authorized officers as of the date first written above.

                                    AT&T WIRELESS PCS LLC

                                    By:   AT&T WIRELESS SERVICES, INC.
                                          its manager


                                    By:   /s/ Joseph E. Stumpf
                                       ---------------------------------
                                          Name: Joseph E. Stumpf
                                          Title: Vice President

                                    TRITON PCS HOLDINGS, INC.


                                    By:   /s/ David D. Clark
                                       ---------------------------------
                                          Name: David D. Clark
                                          Title: Executive Vice President &
                                                 Chief Financial Officer

 [Signature Pages to Amendment No. 1 to First Amended and Restated Stockholders'
                                   Agreement]

CASH EQUITY INVESTORS:

                                   J.P. MORGAN PARTNERS (23A SBIC), LLC



                                   By:    /s/ Arnold Chavkin
                                       ----------------------------------------
                                              Name: Arnold Chavkin
                                              Title:


                                   J.P. MORGAN SBIC LLC



                                   By:    /s/ Arnold Chavkin
                                       --------------------------------------
                                              Name: Arnold Chavkin
                                              Title:


                                   SIXTY WALL STREET SBIC FUND, L.P.

                                   By: Sixty Wall Street SBIC Corporation,
                                          its general partner



                                   By:    /s/ Arnold Chavkin
                                       --------------------------------------
                                              Name: Arnold Chavkin
                                              Title:


                                   PRIVATE EQUITY INVESTORS III, L.P.

                                   By: Rohit M. Desai Associates III, L.L.C.,
                                          its general partner



                                   By:    /s/ Frank Pados
                                       --------------------------------------
                                              Name: Frank Pados
                                              Title:


                                   EQUITY-LINKED INVESTORS-II

                                   By: Rohit M. Desai Associates-II,
                                          its general partner



                                   By:    /s/ Frank Pados
                                       --------------------------------------
                                              Name: Frank Pados
                                              Title:

                      [signatures continued on next page]

 [Signature Pages to Amendment No. 1 to First Amended and Restated Stockholders'
                                   Agreement]

                                     TORONTO DOMINION CAPITAL (USA), INC.



                                     By: /s/ Martha L. Gariepy
                                         ---------------------------------------
                                          Name: Martha L. Gariepy
                                          Title: Secretary/ Treasurer



                                     FIRST UNION AFFORDABLE HOUSING COMMUNITY
                                     DEVELOPMENT CORPORATION



                                     By:  /s/ Pearce Landry
                                         ---------------------------------------
                                          Name: Pearce Landry
                                          Title: Vice President


                      [signatures continued on next page]

 [Signature Pages to Amendment No. 1 to First Amended and Restated Stockholders'
                                   Agreement]

MANAGEMENT STOCKHOLDERS:

                                     /s/ Michael E. Kalogris
                                  ---------------------------------------------
                                  MICHAEL E. KALOGRIS



                                     /s/ Steven R. Skinner
                                  ---------------------------------------------
                                  STEVEN R. SKINNER



                                     /s/ David D. Clark
                                  ---------------------------------------------
                                  DAVID D. CLARK



                                     /s/ Steven McNulty
                                  -------------------------------------------
                                          STEVEN McNULTY




                                     /s/ William Robinson
                                  -------------------------------------------
                                          WILLIAM ROBINSON



                                     /s/ Daniel Hopkins
                                  --------------------------------------------
                                          DANIEL HOPKINS





                       [signatures continued on next page]

INDEPENDENT DIRECTORS:

                                           /s/ Scott Anderson
                                     -------------------------------------------
                                             SCOTT ANDERSON



                                             /s/ John Beletic
                                     -------------------------------------------
                                              JOHN BELETIC

                                     CEDAR GROVE PARTNERS



                                     By:       /s/ Scott Anderson
                                         ---------------------------------------
                                               Name: Scott Anderson
                                               Title: Manager

                                                                       Exhibit A
                                                           to Amendment No. 1 to
                                                      First Amended and Restated
                                                         Stockholders' Agreement

                                 SCHEDULE V TO

               FIRST AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

D. MINIMUM BUILDOUT PLAN FOR EACH OF BULLOCH COUNTY, GA AND SCREVEN COUNTY, GA WITHIN THE ATLANTA, GA MTA, COLLECTIVELY(4)

          57,000 pops (80% of total pops) in such counties within 5 years after the closing of the Securities Purchase Agreement, with such minimum build-out bench marks within such five-year period as shall be mutually agreed to by AT&T PCS and the Company.





-----------------------
(4) All percentages of pops for each of Bulloch County, GA and Screven County, GA within the Atlanta MTA required to be covered under this Section D shall be measured only with respect to such counties, in accordance with this Section D.